LEPERCQ, de NEUFLIZE & CO. INCORPORATED
                                       and

                               LEPERCQ-ISTEL TRUST

                                 CODE OF ETHICS
--------------------------------------------------------------------------------
                                (April 24, 1996)


--------------------------------------------------------------------------------

              WHEREAS, LEPERCQ, de NEUFLIZE & CO. INCORPORATED (the "Adviser") provides investment advisory services to investment companies and other clients; and

              WHEREAS, certain affiliates of the Adviser provide distribution services for the Adviser's investment company clients; and

              WHEREAS, the investment advisory business involves decisions and information which may have at least a temporary impact on the market price of securities, thus creating a potential for conflicts of interest between the persons engaged in such business and their clients; and

              WHEREAS, the Adviser has a fiduciary relationship with respect to each portfolio under management and the interests of the client accounts and of the shareholders of the Adviser's investment company clients must take precedence over the personal interests of the employees of the Adviser, thus requiring a rigid adherence to the highest standards of conduct by such employees; and


              WHEREAS, every practical step must be taken to ensure that no intentional or inadvertent action is taken by an employee of the Adviser which is, or appears to be, adverse to the interests of the Adviser or any of its client accounts, including the defining of standards of behavior for such employees, while at the same time avoiding unnecessary interference with the privacy or personal freedom of such employees; and

              WHEREAS, the Adviser originally adopted a Code of Ethics ("the Code") on ___________, and now deems it advisable to update and revise said Code in light of new investment companies managed the Adviser and changing circumstances in the securities markets in which the Adviser conducts business; and

              WHEREAS, Lepercq-Istel Trust (the "Fund") is an open-end management investment company, registered under the Investment Company Act of 1940 (the "1940 Act"); and

              WHEREAS, the Fund is managed by the Adviser; and


              NOW, THEREFORE, the Board of Directors of the Adviser and the Board of Trustees of the Fund hereby adopt the following revised Code pursuant to the provisions of Rule 17j-1 under the 1940 Act.

1.            Applicability


              Unless otherwise indicated, the term "employee" as used herein means: (i) all officers, directors and employees, including "investment persons", "portfolio managers" and "access persons", as defined in the rules and procedures ("Procedures") adopted hereunder, of the Adviser and its affiliates and wholly owned and indirect subsidiaries, if any, and (ii) officers, directors (who maintain offices at the Adviser) and employees of the Adviser who have an active part in the management, portfolio selection, underwriting or shareholder functions with respect to the Adviser's investment company clients or provide one or more similar services for the Adviser's non-investment company clients.


                    The term "employee" does not include directors of any investment company managed by the Adviser provided that they do not regularly obtain information concerning the investment recommendations or decisions made by the Adviser on behalf of client accounts ("independent directors").

2.            Interpretation and Enforcement


              The Chief Executive Officer of the Adviser shall appoint a Code of Ethics Compliance Officer (the "Compliance Officer") or designee. The Compliance Officer or designee shall have the responsibility for interpreting the provisions of the Code, for adopting and implementing Procedures for the enforcement of the provisions of the Code, and for determining whether a violation of the provisions of the Code, or of any such related Procedures has occurred. The Compliance Officer or designee will monitor personal investment activity by "access persons" (as defined in the Procedures adopted hereunder), both before and after any trade occurs and prepare periodic and annual reports, conduct education seminars and obtain annual employee certifications as deemed appropriate. In the event of a finding that a violation has occurred, the Compliance Officer or designee shall take such action as he/she deems appropriate, which may include recommendations to the Board of Directors of the Adviser or to the board of any of its affiliates or subsidiaries on the imposition of sanctions or initiation of disgorgement proceedings. The Compliance Officer or designee shall also make recommendations and submit reports to the Board of Trustees of the Adviser's investment company client.

3.            Procedures Adopted Under the Code


              From time to time, the Compliance Officer or designee shall adopt Procedures to carry out the intent of the Code. Among other things, the Procedures require certain new employees to complete an Asset Disclosure Form and such other forms as deemed appropriate by the Compliance Officer or designee. Such Procedures are hereby incorporated into the Code and are made a part of the Code. Therefore, a violation of the Procedures shall be deemed a violation of the Code itself.

4.            Compliance with Governing Laws, Regulations and Procedures

              (a) Each employee and director of the Adviser shall have and maintain knowledge of and shall comply strictly with all applicable federal and state laws and all rules and regulations of any governmental agency or self-regulatory organization governing his/her actions as an employee or director of the Adviser.

              (b) Each employee and director of the Adviser shall comply with all laws and regulations and the Adviser's Policy Statement on Insider Trading (see Appendix 1). Trading on material non-public information, or "inside information", of any sort, whether obtained in the course of research activities, through a client relationship or otherwise, is strictly prohibited.

              (c) Each employee and director shall comply with the procedures and guidelines established by the Adviser to ensure compliance with applicable federal and state laws and regulations of governmental agencies and self-regulatory organizations. No employee shall knowingly participate in, assist, or condone any act in violation of any statute or regulation governing the Adviser or any act that would violate any provision of this Code, or of the Procedures adopted hereunder.

              (d) Each employee and director shall have and maintain knowledge of and shall comply strictly with the provisions of this Code and any Procedures adopted hereunder.

              (e) Each employee having supervisory responsibility shall exercise reasonable supervision over employees subject to his/her control, with a view to preventing any violation by such persons of applicable statutes or regulations, or the provisions of the Code, including the Policy Statement on Insider Trading or the Procedures adopted hereunder.

              (f) Any employee obtaining evidence that an act in violation of applicable statutes, regulations or provisions of the Code, including the Policy Statement on Insider Trading, or of any Procedures adopted hereunder has occurred shall immediately report such evidence to the Compliance Officer or designee of the Adviser. Such action by the employee will remain confidential, unless the employee waives confidentiality or federal or state authorities compel disclosure. Failure to report such evidence may result in disciplinary proceedings and may include sanctions as set forth in Section VI hereof.

5.            Ethical Standards

              (a) Employees and independent directors shall conduct themselves in a manner consistent with the highest ethical and fiduciary standards. They shall avoid any action, whether for personal profit or otherwise, that results in an actual or potential conflict of interest with the Adviser or its client accounts (as defined in the Procedures adopted hereunder), or which may be otherwise detrimental to the interests of the members of the Adviser or its client accounts.1\

              (b) Employees and directors shall act in a manner consistent with their fiduciary obligation to clients of the Adviser, and shall not deprive any client account of an investment opportunity in order to personally benefit from that opportunity.

              (c) Without the knowledge and approval of the Compliance Officer or designee of the Adviser, employees shall not engage in a business activity or practice for compensation in competition with the Adviser. Each employee, who is deemed to be an "investment person" as defined in the Procedures adopted hereunder, shall obtain the written approval of the Adviser's Compliance Officer or designee to participate on a board of directors/trustees of any the following organizations:

                  (i)   publicly traded company, partnership or trusts;

                  (ii)  hospital or philanthropic institution:*

                  (iii) local or state municipal authority:* and/or

                  (iv)  charitable organization.*

_____________

1 Conflicts of interest generally result from a situation in which an individual has a personal interest in a matter that is or may be competitive with his or her responsibilities to other persons or entities (such as the Adviser or its client accounts) or where an individual has or may have competing obligations or responsibilities to two or more persons or entities. In the case of the relationship between a client account on the one hand, and the Adviser, its officers, directors and employees, on the other hand, such conflict may result from the purchase or sale of securities for a client account and for the personal account of the individual involved or the account of any "affiliate" of such individual as such term is defined in the 1940 Act. Such conflict may also arise from the purchase or sale for a client account of securities in which an officer, director or employee of the Adviser has an economic interest. Moreover, such conflict may arise in connection with vendor relationships in which such employee has direct or indirect financial interest, family interests, or other personal interest. To the extent of conflicts of interest between the Adviser and a vendor, such conflicts must be resolved in a manner that is not disadvantageous to the Adviser. In any such case, potential or actual conflicts must be disclosed to the Adviser and the first preference and priority must be to avoid such conflicts of interest wherever possible and, where they unavoidably occur, to resolve them in a manner that is not disadvantageous to a client.

                  * These restrictions relate to organizations that have or
             intend to raise proceeds in a publics securities offering.

              (d) Each employee, in making an investment recommendation or taking any investment action, shall exercise diligence and thoroughness, and shall have a reasonable and adequate basis for any such recommendation or action.

              (e) Each employee and trustee shall not attempt to improperly influence for such person's personal benefit any investment strategy to be followed or investment action to be taken by the Adviser for its client accounts.

              (f) Each employee and trustee shall not improperly use for such person's personal benefit any knowledge, whether obtained through such person's relationship with the Adviser or otherwise, of any investment recommendation made or to be made, or of any investment action taken or to be taken by the Adviser for its client accounts.

              (g) Employees and independent trustees shall not disclose any non-public information relating to a client account's portfolio or transactions or to the investment recommendations of the Adviser, nor shall any employee disclose any non-public information relating to the business or operations of the Adviser unless properly authorized to do so.

              (h) Employees shall not accept, directly or indirectly, from a broker-dealer or other vendor who transacts business with the Adviser or its client accounts, any gifts, gratuities or other things of such value or significance that their acceptance might reasonably be expected to interfere with or influence the exercise of independent and objective judgment in carrying out such person's duties or otherwise gives the appearance of a possible impropriety.

              (i) Each employee who is deemed to be an "investment person" as defined in the Procedures adopted hereunder (or registered representative and/or principal2 of any affiliated broker-dealer of the Adviser) shall not acquire securities for an account for which he/she has a direct or indirect beneficial interest in an initial public offering ("IPO") or on behalf of any person, entity or organization that is not a client of the Adviser.

              (j) All personal securities transactions by employees must be conducted consistent with this Code and the Procedures adopted hereunder, and in such a manner as

__________

2    Under Article III, Section I of the NASD's Rules of Fair Practice,
registered representatives and principals may not purchase a new offering until all public clients have been satisfied.

                   to avoid any actual or potential conflicts of interest or any abuse of such employee's position of trust and responsibility. Unless an exemption is available, employees who are deemed to be "access persons" as defined in the Procedures adopted hereunder, shall pre-clear all transactions in securities in accordance with the Procedures adopted hereunder.

              (k) Each employee, who is deemed to be an "investment person" as defined in the Procedures adopted hereunder, shall refrain from engaging in personal securities transactions in connection with a security that is not registered under
                   Section 12 of the Securities Act of 1933 (i.e., a private placement security) unless such transaction has been pre-approved by the Compliance Officer or designee.

              (l) Employees who are deemed to be "access persons" as defined in the Procedures adopted hereunder shall not execute a parallel transaction in connection with the purchase or sale of a security on any day during which any of the Adviser's clients, including investment company clients, has a pending buy or sell order in that same security until that order is executed or withdrawn. In addition, employees who are deemed to be "investment persons" as defined in the Procedures adopted hereunder, may not engage in a transaction in connection with the purchase or sale of a security within seven calendar days before and after an investment company client of the Adviser trades in that security.

              (m) Each employee, who is deemed to be an "investment person" as defined in the Procedures adopted hereunder, may not purchase and voluntarily sell or sell and voluntarily purchase the same (or equivalent) securities of the same issuer within 60 calendar days unless such employee complies with the disgorgement procedures set forth in the Procedures adopted hereunder. Any transaction under this provision will result in disgorgement proceedings for any profits received in connection with such transaction by such employee.

6.            Sanctions


              Employees violating the provisions of the Code or any Procedures adopted hereunder may be subject to sanctions, which may include, among other things, restrictions on such person's personal securities transactions; a letter of admonition, education or formal censure; fines, suspension, reassignment, demotion or termination of employment; or other significant remedial action. Employees may also be subject to disgorgement proceedings for transactions in securities that are inconsistent with Sections V.L. and V.M. above.

7.            Additional Disclosure


              This Code, including the Policy Statement on Insider Trading, and related Procedures under the Code cannot, and do not, cover every situation in which choices and decisions must be made, because other company policies, practices and procedures (as well as good common sense) and good business judgment also apply. Employees should read and understand these documents thoroughly. They present important rules of conduct and operating controls for all employees. Employees are also expected to present questions to the attention of their supervisors and to the Compliance Officer or designee and to report suspected violations as set forth in these documents.

8.            Policy Statement on Insider Trading


              The Adviser's Policy Statement on Insider Trading is attached as Appendix I hereto. Said Policy Statement applies to all employees and other persons associated with the Adviser or the Fund.





                                      LEPERCQ, de NEUFLIZE & CO. INCORPORATED


                                      By:
                                            -----------------------------

                                            -----------------------------
                                                       Date



                                      LEPERCQ-ISTEL TRUST


                                      By:
                                            -----------------------------

                                            -----------------------------
                                                       Date

                                                                   Appendix I


                     LEPERCQ, de NEUFLIZE & CO. INCORPORATED


                       Policy Statement on Insider Trading


The following policies have been established to aid employees and other persons associated with Lepercq, de Neuflize & Co. Incorporated (the "Adviser") and the Lepercq-Istel Trust (the "Fund") in avoiding "insider trading" and to aid the Adviser in preventing, detecting and imposing sanctions against "insider trading". All employees and other persons must follow these policies or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties. If an employee or other person has a question about these procedures, such person should contact the Compliance Officer or designee.


1.       Description of Insider Trading


         The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material non-public information to trade in securities (whether or not someone is an "insider") and to communications of material non-public information to others.

         (A) While the law concerning "insider trading" is not static, it is generally understood that the law prohibits:

         (B) trading by an insider while in possession of material non-public information; or

         (C) trading by a non-insider while in possession of material non-public information, where the information was either disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated; or

         (D)  communicating material non-public information to others.


         The elements of "insider trading" and the penalties for such unlawful conduct are discussed below:


         1.       Who is an Insider?


         The concept of "insider" is broad. It includes all employees of a company. In addition, a person can be a "temporary insider" if he/she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers and the employees of such organizations. In addition, an employee of the Adviser may become a temporary insider for a company it advises or for which it performs other services. According to the Supreme Court, the company must expect an outsider to keep the disclosed non-public information confidential and the relationship must at least imply such a duty before the outsider will be considered an insider.

         2.       What is Material Information?


         Trading on inside information is not a basis for liability unless the information is material. "Material information" is generally defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his/her investment decisions or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information that employees should consider material includes but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems and extraordinary management developments.


         Material information does not have to relate to a company's business. For example, in Carpenter v. U.S., 108 U.S. 316 (1987), the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a reporter for The Wall Street Journal was found criminally liable for disclosing to others the dates that reports on various companies would appear in The Wall Street Journal and whether those reports would be favorable or not.


         3.       What is Non-Public Information?


         Information is non-public until it has been effectively communicated to the marketplace. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the Securities and Exchange Commission, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public.


         4.       Penalties


         Penalties for trading on or communicating material non-public information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he/she does not personally benefit from the violation. Penalties include:


         civil injunctions;


         treble damages;


         disgorgement of profits;


         jail sentences;


         fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited; and fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the profit gained or loss avoided.

In addition, any violations of this Policy Statement on Insider Trading will be subject to the sanctions described in Section VI. of the Code.


2.       Identifying Inside Information


         Before a portfolio manager enters into a transaction in the securities of a company about which he/she may have potential inside information, the following questions must be resolved:

         (1) Is the information material? Is this information that an investor would consider important in making his/her investment decisions? Is this information that would substantially affect the market price of the securities if generally disclosed?


         (2) Is the information non-public? To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in Reuters Economic Services, The Wall Street Journal or other publications of general circulation?

         If, after consideration of the above, the portfolio manager believes that the information is material and non-public, or if he/she has any questions as to whether the information is material and non-public, the portfolio manager must take the following steps:

              a. report the matter immediately to the Compliance Officer or designee;

              b. refrain from purchasing or selling the securities in a personal securities transaction or on behalf of others, including the Adviser's client accounts;

              c. refrain from communicating the information inside or outside the Adviser, other than to the Compliance Officer or designee; and

              d. after the Compliance Officer or designee has reviewed the issue, the portfolio manager will be instructed to continue the prohibitions against trading and communications, or will be allowed to trade on and communicate the information.


3.       Restricting Access to Material Non-Public Information

         Information in the possession of any employee that may be considered identified as material and non-public may not be communicated to anyone, including persons within the Adviser, except as provided in Section II.B. above. In addition, care should be taken so that such information is secure. For example, files containing material non-public information should be sealed and access to computer files containing material non-public information should be restricted.

4.       Resolving Issues Concerning Insider Trading


         If, after consideration of the items set forth in Section II.B. above, doubt remains as to whether information is material or non-public, or if there is any unresolved question as to the applicability or interpretation of the foregoing procedures or as to the propriety of any action, it must be discussed with the Compliance Officer or designee before trading on or communicating the information to anyone.


5.       Control Procedures


         The role of the Compliance Officer or designee of the Adviser is critical to the implementation and maintenance of the Adviser's policies and procedures against "insider trading". Control procedures include prevention and detection of "insider trading".


         To prevent "insider trading", the Compliance Officer or designee should:

         a. provide on a regular basis an educational program to familiarize employees with the Adviser's policies and procedures against "insider trading";

         b.   answer questions regarding the Adviser's policies and procedures;

         c. resolve issues of whether information received by an employee of the Adviser is material and non-public;

         d. review on a regular basis and update as necessary the Code and related Procedures of the Adviser and the Funds;

         e. promptly review and either approve or disapprove, in writing, each request of an employee for clearance to trade in specified securities; and

         f. when it has been determined that an employee of the Adviser has material non-public information:

         g.   implement measures to prevent dissemination of such information;
              and

         h.   if necessary, restrict employees from trading the securities.


              To detect "insider trading", the Compliance Officer or designee has also established internal auditing controls.


6.       Special Reports to Management


         Promptly, upon learning of an actual or potential violation of this Policy Statement, the Compliance Officer or designee shall prepare and maintain in the Adviser's records a written report providing full details of the situation and the remedial action taken. Annually, the Compliance Officer or designee shall report to the Board of Trustees of the Fund with regard to any issues that arose during the year, under this Policy Statement. (See Section VI.E. of the Procedures adopted hereunder.)

                     LEPERCQ, de NEUFLIZE & CO. INCORPORATED


                                       and


                               LEPERCQ-ISTEL TRUST


              Rules And Procedures Adopted Under The Code Of Ethics


                           (As Revised April 24, 1996)





1.       Introduction


         These rules and procedures (collectively, "Procedures") have been adopted by Lepercq, de Neuflize & Co. Incorporated (the "Adviser") and Lepercq-Istel Trust (the "Fund") to carry out the intent of the Code of Ethics ("Code") of the Adviser and the Fund and are incorporated by reference into and made a part of the Adviser's and the Fund's Code. The Code has been approved by the Adviser and by the Board of Trustees of the Fund.


         The Compliance Officer or designee has the responsibility for interpreting the provisions of the Code, for adopting and implementing these Procedures, and for determining whether a violation of the provisions of the Code or of these Procedures has occurred and, if so, for imposing appropriate sanctions in accordance with the rules adopted by the Compliance Officer or designee. Further, the Code authorizes the Compliance Officer or designee to adopt procedures, rules and guidelines designed to establish, maintain and enforce written policies and procedures reasonably designed to prevent the misuse of material non-public information.


   2.    Applicability


         These Procedures apply to certain employees of the Adviser as defined in the Code. Any questions regarding the Code or the Procedures should be referred to the Compliance Officer or designee of the Adviser.


   3.    Definitions


         For purposes of these Procedures, the following terms shall have the meanings set forth below:


         1.       "Beneficial Ownership" means:

                  a. the receipt of benefits substantially equivalent to those of relationship, understanding, agreement, contract or other arrangements; or

                  b. the power to vest ownership in oneself at once or at some future time.

                      Generally, a person will be regarded as having a direct or indirect beneficial ownership interest in securities held in his/her name, as well as in the name of a spouse, minor children who live with such person, and any other relative (parents, adult children, brothers, sisters, in-laws, etc.) whose investments the employee directs or controls, whether the person lives with the employee or not. See Exhibit A to these Procedures for a more complete description of beneficial ownership, as well as examples of beneficial ownership.


         2. "Employee" has the same meaning as set forth in Section I of the Code. In addition, the following definitions apply:

                  a. "Access Person" includes all directors, officers and employees of the Adviser who, in the ordinary course of their regular functions and duties, participates in or may obtain information concerning recommendations by the Adviser in connection with the purchase or sale of a security by one or more of the Adviser's client accounts.

                  b. "Investment Person" includes all directors, officers and employees of the Adviser who have access to information concerning investment activities for the Adviser's client accounts, and/or who give investment advice or support to, or otherwise assist in, the execution of a portfolio manager's decisions (i.e. traders and securities analysts, as well as all "portfolio managers").

                  c. "Portfolio Manager" includes those employees who actively participate in the portfolio selection, monitoring and reporting with respect to one or more of the Adviser's client accounts.

         3. "Client Accounts" includes all private accounts and investment companies who have entered into investment management administrative and advisory agreements or sub-advisory agreements with one or more of the members of the Adviser as described in the Code.

         4. "Security" means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, any put, call, straddle, option or privilege on any security or on any group or index of securities (including any interest therein or based on the value thereof), any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

         5. "Equivalent Security" means a security that: (1) is convertible into another security or (2) gives its holder the right to purchase another security of the same issuer. For example, a bond or preferred stock may be convertible into another security of the same issuer, or an option or warrant may give the holder the right to purchase stock of the same issuer.

         6. "Reportable Security" means any security that must be reported to the Compliance Officer or designee after execution of a trade (see Exhibit B for examples).

         7. "Security Requiring Prior Approval" means any reportable security that must be pre-cleared by the Compliance Officer or designee prior to execution of a trade (see Exhibit B for examples).


   4.    Prohibitions


         The Adviser and the Fund have determined that the following courses of conduct are prohibited for all the Adviser's employees:


         1.       Insider Trading


           Every employee is forbidden from trading, either personally or on behalf of others (including client accounts managed by the Adviser), on material non-public information or communicating material non-public information to others in violation of the law. This conduct is frequently referred to as "insider trading". This policy applies to every employee of the Adviser and extends to activities within and outside their duties at the Adviser. See Appendix I of the Code for a description of "insider trading" and special procedures that are designed to detect and prevent "insider trading".


         2.       Transactions in Securities on the Restricted List


           From time to time, employees may obtain material, non-public information or establish special or "insider" relationships with one or more issuers of securities (i.e., the employee may become an officer or director of an issuer, a member of a creditor committee that engages in material negotiations with an issuer, etc.). In these cases, the Compliance Officer or designee may maintain a Restricted List containing the names of issuers whose securities are not eligible for purchase or sale by employees and/or client accounts.

            Employees who are deemed to be access persons (and registered representative/principals of any broker-dealer affiliate of the Adviser) may not trade, either personally or on behalf of client accounts of the Adviser, in a security of an issuer appearing on the Restricted List. With respect to personal transactions of employees, the Compliance Officer or designee will advise each employee during the prior approval process if a security appears on the Restricted List. With respect to trading on behalf of client accounts, the Compliance Officer or designee will advise the portfolio managers thereof in writing when any issuers are added to or deleted from the Restricted list.


         3.       Solicitation or Acceptance of Significant Gifts and Gratuities


           Except as noted below, an employee shall not solicit or accept from a broker/dealer or other vendor that transacts business with the Adviser or its client accounts any gifts or gratuities or other things of value. For this purpose, gifts and gratuities and other things of value do not include unsolicited entertainment (including meals or tickets to cultural or sporting events) that are not so frequent or extensive as to raise any question of impropriety. An employee may not accept unsolicited gifts or other things of more than de minimis value from any person or entity that does business with or on behalf of an investment company client account. In any such case, the value may not exceed $100 per giver per year.


         4.       Independent Practice for Compensation


           Employees shall not undertake a business activity or practice for compensation that is in competition with the Adviser unless they have received the written consent of the Compliance Officer or designee of the Adviser. For this purpose, "business activity or practice" includes any service that the Adviser currently makes available for compensation. In addition, employees who are deemed to be investment persons are prohibited from serving on the board of directors/trustees of certain organizations without prior written approval from the Compliance Officer or designee (see Section V.C. of the Code). In the relatively small number of instances in which board service is authorized, investment persons serving as directors normally should be isolated from those making investment decisions through "Chinese Wall" or other procedures.


           Employees shall also avoid any action, whether for personal profit or otherwise, that results in an actual or potential conflict of interest with the Adviser or its client accounts, or which may be otherwise detrimental to the interest of the Adviser or its client accounts. Such conflict may also arise from the purchase and sale for a client account of securities in which an officer, director or employee of the Adviser has an economic interest, Moreover, such conflict may arise in connection with vendor relationships in which such employee has any direct or indirect financial interest, family interests or other personal interest. Such conflicts must be resolved in favor of the Adviser's client, or if a vendor, in favor of the Adviser.

         5.       Failure to Disclose Personal Interests in a Security


         Upon commencement of duty with the Adviser, each investment person shall disclose, on the appropriate form, all holdings of securities to the Compliance Officer or designee. An employee who is deemed to be an investment person shall not cause or attempt to cause client accounts to acquire or dispose of any such security (including any option, warrant or other right or interest relating to such security) unless the employee shall first disclose to the Compliance Officer or designee all facts reasonably necessary to assure that any conflicts of interest relating to such security are resolved in a manner that is not disadvantageous to client accounts.


         The disclosures as described above are intended to bring to the attention of the Compliance Officer or designee any actual or apparent conflicts of interest and to prevent employees from exerting, or appearing to exert, improper influence on the management of client accounts.

         6.       Depriving Client Accounts of Investment Opportunities


         The failure of an employee who is deemed to be a portfolio manager to recommend an investment opportunity to, or to purchase an investment opportunity for, a client account in order to obtain a personal benefit will be considered a course of conduct that deprives a client account of an investment opportunity. Therefore, such conduct will be considered to be a violation of Section V.B. of the Code. An example of this type of prohibited conduct is to effect a personal transaction in a security and to intentionally fail to recommend, or to fail to effect, a suitable client account transaction in such security in order to avoid the appearance of a conflict of interest.

         7.       "Scalping" or "Front-Running"


         Employees shall not acquire or dispose of beneficial ownership of a security if such acquisition or disposition is based upon the employee's knowledge of actions already taken, being taken or being considered by the Adviser on behalf of any of its client accounts. Such prohibited conduct will be considered to violate one or more of Sections V.A., V.B. and V.F. of the Code. Examples of this type of prohibited conduct include:

                    a. for personal gain, an employee uses knowledge of a future purchase of a security by a client account and buys the security or acquires direct or indirect beneficial ownership of the security before the client account buys the security; or

                    b. for personal gain, an employee uses knowledge of a future sale of a security by a client account and sells the security for any account with respect to which the employee is the direct or indirect beneficial owner before the client account sells the security (e.g., the employee sells short a security based on knowledge of a future sale of the security by a client account).


5.       Restricted Trading Periods ("Blackout Periods")


         1.       Same Day Restriction


                  Employees who are deemed to be "access persons" (and registered representatives and/or principals of any broker-dealer affiliate of the Adviser) are prohibited from executing a parallel securities transaction on any day during which a client account has a pending "buy" or "sell" order in the same (or equivalent) security of the same issuer, until that order is executed or withdrawn.


         2.       Seven-Day Restriction


                  Employees who are deemed to be access persons (and registered representatives and/or principals of any broker-dealer affiliate of the Adviser) are prohibited from buying or selling a security for seven calendar days after a client account executes an opposite trade in the same (or equivalent) security of the same issuer. For example if a client account sold a security within the last seven calendar days, access persons (and registered representatives and/or principals of any broker-dealer affiliate of the Adviser) would be prohibited from buying the same (or equivalent) security of the same issuer. (Note: The day of the last client account trade is counted as the first day of this seven calendar day period.)


                  Employees who are deemed to be investment persons are prohibited from buying or selling a security within at least seven calendar days before or after a client account trades in the same (or equivalent) security of the same issuer. (Note: The day of the last client account trade is counted as the first day of this seven calendar day period.) If any client account purchases or sells a security within seven days before or after a trade by an investment person, the Compliance Officer or designee will require that the employee take such action as necessary to unwind, reverse or disgorge such securities. The Compliance Officer or designee will direct the employee to disgorge any profits obtained as a result of such subsequent trade.


                  Depending on the circumstances in each case, it may be appropriate for the Compliance Officer or designee to impose a "cooling-off period" longer or shorter than the seven calendar day period described above. Some of these circumstances could include whether the security is thinly traded, the number and dollar volume of transactions of employees and client accounts, and the employee's level of involvement in the investment process.


         3.       60-Days Restriction


                  Employees who are deemed investment persons are prohibited from profiting from the purchase and voluntary sale, or sale and voluntary purchase, of the same (or equivalent) securities within 60 calendar days of a trade by one or more client accounts.

                    a. Any such short-term trade will be investigated by the Compliance Officer or designee who shall render a finding and determine the appropriate disposition of the matter.

                    b. Any profits realized upon such disposition are subject to disgorgement under such rules as adopted by the Adviser.

                    c. The Adviser may adopt rules providing for hardship exceptions upon application on a case-by case basis.


Note: The Adviser believes that short-term trading by employees who are deemed to be investment persons is inconsistent with their fiduciary duties and can be detrimental to both the Adviser and its client accounts. It is, therefore, the Adviser's judgment that excessive short-term trading can be a time-consuming distraction, can interfere with an employee's ability to perform his/her duties in a diligent and thorough manner and can act in a manner inconsistent with the Adviser's fiduciary duty to clients. Such trading increases the possibility of actual or apparent conflicts of interests.


6.       Disclosure of Confidential Information


         Except in the ordinary course of assigned duties, employees shall not disclose to any non-employee or other non-member of the Adviser information concerning particular securities that are held or being considered for purchase or sale by client accounts, any information concerning client accounts or any other information deemed confidential by the Adviser.


7.      Purchase of Non-Investment Grade Corporate Bonds Held in Client Accounts


         Employees who are deemed to be access persons shall not acquire direct or indirect beneficial ownership of a corporate bond if, at the time of such acquisition, any debt security of the issuer of such bond is held in a client account and such corporate bond is rated less than investment grade by either Moody's Investors Services, Inc. ("Moody's") or Standard and Poor's Corporation ("S&P"). (Note: for this purpose, a bond that is not rated by either Moody's or S&P will be treated as a bond that is rated less than investment grade.)

8.       New Issue Purchases During an Initial Public Offering


         Employees who are deemed to be investment persons shall not acquire direct or indirect beneficial ownership of, or otherwise purchase, securities issued during an initial public offering ("IPO").


9.       Private Placements


         Employees who are deemed to be investment persons are prohibited from acquiring an unregistered security issued in a private placement without the prior written approval of the Compliance Officer or designee. Under normal circumstances, such approval will not be withheld if the employee demonstrates in writing that: (1) the investment is not suitable for one or more client accounts; (2) the investment opportunity was unique to the individual circumstances of the employee; (3) the investment did not involve employment with the Adviser as a consideration by the offeree; and
(4) no overreaching would or could occur. Investment persons who have been authorized to acquire securities in a private placement must disclose such investment to the Compliance Officer or designee when such investment person plays a part in any subsequent consideration of any investment in the issuer by a client account. The decision to purchase securities of the issuer for a client account shall be subject to an independent review by the Compliance Officer or designee.


10.      Personal Securities Trading

         1.   Opening of Brokerage Accounts


         Each "access person" shall supply to the Compliance Officer or designee a completed Asset Disclosure Form (see Exhibit C), identifying all brokerage, company and other institutional accounts subject to the Code and related Procedures in which the employee has a direct or indirect beneficial ownership interest, as defined in Section III.A. herein.


         Each access person is required to provide an updated Asset Disclosure Form to the Compliance Officer or designee at any time the employee opens or closes any brokerage, company or other institutional account in which he/she has a direct or indirect beneficial ownership interest.

11.      Pre-Clearance of Personal Securities Transactions

         1. Each employee who is deemed to be an access person shall obtain written approval from the Compliance Officer or designee prior to buying or selling a security requiring prior approval. This requirement applies to the purchase or sale of each security requiring prior approval in which the employee has a direct or indirect beneficial ownership interest such as purchases or sales for the account(s) of the employee, his/her spouse or minor children, or for accounts of a trust for which the employee is a trustee or in which the employee has a direct or indirect beneficial ownership interest.

         2. In the absence of the Compliance Officer or designee, pre-clearance may be obtained from any officer of the investment department.

         3. Notwithstanding Section V.B. I. above, an employee shall not be required to obtain prior approval for transactions in securities that are made for any account(s) over which the employee has no direct or indirect beneficial interest, influence or control.

         4. Employees seeking pre-clearance of securities transactions shall complete Part I of the Pre-Clearance Form (see Exhibit H) and submit the form to the Compliance Officer or designee. Employees who are not located at the home office of the Adviser may either fax the completed form or verbally provide the Compliance Officer or designee with the information necessary to complete Part I of the form.


         For the purpose of approving or disapproving the securities transactions of employees, the Compliance Officer or designee shall follow the pre-clearance procedures set forth in Exhibit G, and such other procedures approved by the Adviser for internal control purposes.

         5. Securities transactions in discretionary accounts of access persons must also be approved by the Compliance Officer or designee prior to execution of the trade if the security requires prior approval, as defined herein. The employee must provide a copy of the discretionary agreement to the Compliance Officeror designee upon commencement of employment or upon a discretionary account.


12.      Reporting of Personal Securities Transactions


         1.   General Reporting Requirement


         Each employee who is deemed to be an investment person shall submit, at the time of employment and annually thereafter, to the Compliance Officer or designee a report ("Asset Disclosure Form"), of every position held in a reportable security with respect to which the employee has a direct or indirect beneficial ownership interest.


         Notwithstanding the provisions of Section V.C.I. above, an investment person shall not be required to report transactions in reportable securities for any account over which the employee has no direct or indirect beneficial interest, influence or control, or for nonvolitional transactions.


         2.   Provision of Duplicate Confirmations


         Except as to the annual report requirement by the employee who is deemed to be an investment person, the reporting requirement for investment persons described in Section V.C.1. above may be satisfied through the provision of duplicate confirmations and monthly/quarterly brokerage statements to the Compliance Officer or designee. Access persons are also required to provide duplicate confirmations and monthly/quarterly brokerage statements for all transactions in reportable securities. The Compliance Officer or designee will request each broker/dealer identified on an employee's current Asset Disclosure Form to provide duplicate confirmations and monthly/quarterly brokerage statements for all securities transactions in the employee's account(s). Therefore, it is incumbent upon each employee to make certain that his/her Asset Disclosure Form is maintained on a current basis (i.e., all of the employee's brokerage, company and other institutional accounts are identified) and provided to the Compliance Officer or designee in a timely manner. Failure to keep such Asset Disclosure Form current shall result in disciplinary action.


         In cases where it is not possible for the access person's broker/dealer or other institution to provide duplicate confirmations to the Compliance Officer or designee for transactions in reportable securities (or in case confirmations are otherwise not available), the employee is required to furnish a Transaction Report (see Exhibit F) to the Compliance Officer or designee, no later than 10 days after each transaction.


         3.   Annual Disclosure of Personal Securities Holdings


         Employees who are deemed to be investment persons must verify annually (as of each January 31) all holdings of personal securities for which they have direct or indirect beneficial interest.


         Upon adoption of these Procedures, each employee who is deemed an investment person must provide to the Compliance Officer or designee a complete report, on the Asset Disclosure Form (see Exhibit C), listing each of the securities held as of December 31, 1994, for which the employee has direct or indirect beneficial ownership. This initial listing of personal securities must be submitted no later than March 31, 1995. Subsequent revised lists must be provided to the Compliance Officer or designee no later than 30 calendar days (after December 31 of each subsequent Year). In the event that no securities are held as of the above reporting dates, the report should specify that such employee did not hold securities on the respective reporting date. This report should include book entry shares held at companies, broker/dealers, investment advisers or other institutions and physically issued certificates held in a safe deposit box, at one's home, or in the trust department of a bank or trust company.

13.      Administrative Procedures


         1.   Distribution of Code of Ethics and Procedures Adopted Under the
              Code


              Upon commencement of duty with the Adviser or any of its affiliates each new employee shall receive a copy of the Code and related Procedures. Thereafter, each such employee shall file an Initial Acknowledgment Statement (see Exhibit D) with the Compliance Officer or designee in a timely manner, indicating that he/she has read and understands the Code, including the Policy Statement on Insider Trading, and the Procedures under the Code.


              The employee must also attend an orientation session with respect to the Adviser's Code and related Procedures within 30 days of employment unless a supervisor requests in writing that a 30-day extension of time be granted in order to complete current business.

              On an annual basis, each employee shall file with the Compliance Officer or designee an Annual Acknowledgment Statement (see Exhibit E) indicating that the employee has reviewed and understands the provisions of the Code, including the Policy Statement on Insider Trading, and the Procedures under the Code, and that he/she has complied and will continue to comply, with the requirements thereof, unless otherwise previously disclosed to the Compliance Officer or designee.


         2.   Record Keeping Responsibilities


              The Compliance Officer or designee shall be responsible for maintaining custody of the following records for a period of five years:

              a. all forms supplied to the Compliance Officer or designee by employees;

              b. all duplicate confirmations, Transaction Reports and brokerage statements supplied to the Compliance Officer or designee pursuant to the requirements of Section V.C.2. of these Procedures;

              c. all lists of employees used for the purpose of administering the Code and related Procedures;

              d. all Pre-Clearance Forms relating to the personal securities transactions of employees; a copy of each Code of the Adviser's and each set of Procedures adopted thereunder;

              e. a written record of each violation of the Code or related Procedures, and a written record of any action taken as a result of each such violation; and

              f. all employee Acknowledgment Statements referred to in Section V.C.3. of the Procedures.


         3.        Monitoring of Securities Transactions of Employees


                   The duplicate confirmations supplied to the Compliance Officer or designee pursuant to Section V.C.2. of these Procedures shall be reviewed by the Compliance Officer or designee in order to monitor compliance with the Code and related Procedures. The Compliance Officer or designee shall develop review procedures necessary to ensure compliance with the Code, including the Policy Statement on Insider Trading, and Procedures related thereto.


         4.        Annual Seminars


                   Annually, the Compliance Officer or designee will conduct a seminar for the purpose of reviewing with all employees the Code and related Procedures. Attendance at the Annual Review is mandatory. It is the responsibility of each supervisor to ensure that employees subject to such person's submission attend the Annual Review. Failure to attend such review will result in a letter of admonition, censure or other sanction as deemed appropriate by the Compliance Officer or designee. Such document will be placed in the violations file. Such file is required to be maintained under the rules of the Investment Advisers Act of 1940.


         5.        Special Reports for Directors


                   The Compliance Officer or designee will prepare on a timely basis a report to the Directors/Trustees of any investment company managed by the Adviser explaining significant remedial action taken by the Compliance Officer or designee or the Adviser in response to violations of the Code, including the Policy Statement on Insider Trading, and the related Procedures under the Code.


         6.        Annual Reports


                   Once each year, the Compliance Officer or designee will report to the Board of Trustees of the Adviser's investment company client accounts with regard to evolving industry practices or developments in applicable laws or regulations during the past year, recommended changes in the Policy Statement on Insider Trading or Procedures under the Code, any violative conduct of a substantial nature requiring significant remedial action occurring during the last year, and other information as requested the director/trustees.


                   The Compliance Officer or designee will establish and review procedures with respect to monitoring all personal security transactions by employees and make periodic reports to the Board of Trustees of the Adviser's investment company client.

14.      Penalties for Violations of the Code


                   Employees violating or about to violate the provisions of the Adviser's Code or these Procedures may be subject to sanctions, which may include, among other things, restrictions on such person's personal securities transactions; a letter of admonition, education or formal censure; fines; suspension, reassignment demotion or termination of employment; or other significant remedial action.


                   Employees may also be subject to disgorgement proceedings for transactions in securities that are inconsistent with Sections V.L. and V.M. of the Code. Any profits realized on trades within any proscribed period (see
Section IV.H.) are required to be disgorged to charitable organizations, eleemosynary institutions or nonprofit entities as determined by the Compliance Officer or designee.

                                                                     Exhibit  A





                              BENEFICIAL OWNERSHIP


The purpose of this exhibit is to illustrate situations in which an employee has or does not have direct or indirect beneficial ownership of a security. If an employee has direct or indirect beneficial ownership of a "reportable security" he/she is required to report transactions in the security according to the provisions of Section VI. of the procedures adopted under the Code of Ethics (the "Procedures"). If an employee has or acquires beneficial ownership of a "security requiring prior approval," he/she is required to pre-clear transactions in such security according to the provisions of Section VI. of the Procedures. In other words, with respect to securities beneficially owned by an employee, the employee reports transactions in "reportable securities" and pre-clears transactions in "securities requiring prior approval" as if the transactions were his/her own.


1.       General Description of Beneficial Ownership


         As used in the Procedures, beneficial ownership will be interpreted in the same manner as it would be in determining whether a person is subject to Section 16 of the Securities Exchange Act of 1934, except that the determination of such ownership shall apply to all securities, including equity securities. For the purpose of that Act, beneficial ownership means:


                  the receipt of benefits substantially equivalent to those of ownership through relationship, understanding, agreement, contract or other arrangements; or


                  the power to vest such ownership in oneself at once, or at some future time.


         Using the above general definition as a broad guideline, the ultimate determination of beneficial ownership will be made in light of the facts of the particular case. Key factors are the degree of the individual's ability to exercise control over the security and the ability of the individual to benefit from the proceeds of the security. Employees are encouraged to seek the advice of the Compliance Officer or designee if they have any questions concerning whether or not they have beneficial ownership of any security.


2.       General Rules


                  i.       Securities Held by Family Members


                  As a general rule, a person is regarded as the beneficial owner of securities held in his/her name, as well as the name of his/her spouse and their minor children. These relationships ordinarily confer to the holders benefits substantially equivalent to ownership. In addition, absent countervailing facts, it is expected that securities held by relatives who share the same home as the reporting person will be reported as beneficially owned by such person.


                  ii.      Securities Held by a Corporation or Partnership


                  Generally, ownership of securities in a company (i.e., corporation, partnership, etc.) does not constitute beneficial ownership with respect to the holdings of the company in the securities of another issuer. However, an owner of securities issued by a company will be deemed to have beneficial ownership in the securities holdings of the company where:


                           the company is merely a medium through which one or several persons in a small group invest or trade in securities;


                           the owner owns 25% or more of the outstanding voting securities of, or a 25% or more equity interest in, the company; and


                           the company has no other substantial business.


                  In such cases, the person or persons who are in a position of control of the company are deemed to have a beneficial ownership interest in the securities of the company.


                  iii.     Securities Held in Trust


                           Beneficial ownership of securities in a private trust includes:


                           1. the ownership of securities as a trustee where
                              either the trustee or members of his "immediate family" have a vested interest in the income or corpus of the trust;


                           2. the ownership of a vested beneficial interest in a
                              trust; and


                           3. the ownership of securities as a settlor of a
                              trust in which the settlor has the power to revoke the trust without obtaining the consent of all beneficiaries.


                  As used in this section, the "immediate family" of a trustee means:


                           a. a son or daughter of the trustee, or a descendent
                              of either;


                           b. a stepson or stepdaughter of the trustee;


                           c. the father or mother of the trustee; and

                           d. a spouse of the trustee.


                              For the purpose of determining whether any of the
                  foregoing relations exists, a legally adopted child of a person shall be considered a child of such person by blood.


                  iv.      Securities Not Beneficially Owned


                           Beneficial ownership does not include, however, indirect investment by any person in portfolio securities held by:


                           1. any holding company registered under the Public
                              Utility Holding Company Act;


                           2. any investment company registered under the
                              Investment Company Act;


                           3. a pension or retirement plan holding securities of
                              an issuer whose employees generally are the beneficiaries of the plan; and


                           4. a business trust with over twenty-five
                              beneficiaries.


                  Participation in a pension or retirement plan will result in beneficial ownership of the portfolio securities if plan participants can withdraw and trade the securities without withdrawing from the plan.


                  Upon selling, transferring or otherwise disposing of securities in another company's 401(k) plan, the transaction must be pre-cleared with the Compliance Department, if it consists of "reportable securities."


3.       Examples of Beneficial Ownership


                           i.   Securities Held by Family Members


                                Example 1-A. X and Y are married. Although Y
                           has an independent source of income from a family inheritance and segregates her funds from those of her husband's, Y contributes to the maintenance of the family's home. X and Y have engaged in joint estate planning and have the same financial advisor. Since X and Y's resources are clearly significantly directed toward their common property, they will be deemed to be beneficial owners of each other's securities.


                                Example 1-B. X and Y are separated and have
                           filed for divorce. Neither party contributes to the support of the other. X has no control over the financial affairs of his wife. X is not a beneficial owner of Y's securities.


                           ii.  Securities Held by a Company


                                Example 2-A. O is a holding company with five
                           shareholders. Although O's company does no business on its own, it has several wholly owned subsidiaries which manufacture oil related products. X is a controlling shareholder of O's company. X has a beneficial interest in the securities holdings of O.


                           iii. Securities Held in Trust


                                Example 3-A. X is trustee of a trust created for
                           his minor children. When both of X's children reach 21, each will receive an equal share of the corpus of the trust. X is a beneficial owner of the trust.


                                Example 3-B. X is trustee of an irrevocable
                           trust for his daughter. X is a director of the issuer of the equity securities held by the trust. The daughter is entitled to the income of the trust until she is 25 years old and is then entitled to the corpus. If the daughter dies before reaching 25, X is entitled to the corpus. X should report and pre-clear the securities transactions of the trust as his own.


                           iv.  Book Entry Shares in Public Companies


                                Certain widely held public companies provide for
                           automatic share accumulation programs directly from the respective companies. Initial transactions pursuant to these programs must be pre-cleared by the Compliance Officer or designee, but subsequent investments do not require pre-clearance. However, such holdings should be reported on the Initial/Annual Asset Disclosure Form (see Exhibit C). Other types of automatic programs that do not require pre-clearance include:


                                automatic withdrawal from checking account,
                           monthly, for investments in book entry shares in public companies; and


                                automatic reinvestment of dividends in
                           established book entry accounts with public companies.


                           v.   Investment Clubs


                                Transactions by an Investment Club in which an
                           employee is a participant, partner or otherwise has a direct or indirect beneficial ownership, are subject to the pre-clearance and reporting provisions described in the Procedures.

                                                                      Exhibit B


Distinction Between "Reportable Securities" and "Securities Requiring Prior Approval"


The Procedures under the Code of Ethics require that certain employees obtain the approval of the Compliance Officer or designee before purchasing or selling any security requiring prior approval, and that such employees enable the Compliance Officer or designee to receive duplicate confirmation for all of their transactions in reportable securities. The table below is intended to show the types of securities that are considered to be securities requiring prior approval and reportable securities. This list does not purport to be an exhaustive list of securities requiring prior approval and reportable securities, and questions should be directed to the Compliance Officer or designee when clarification is necessary.


                                                                           Securities Requiring            Reportable
                       Types of Securities                                    Prior Approval               Securities
---------------------------------------------------------------------------------------------------------------------
 Securities issued or  guaranteed by the U.S.  Government, its
agencies or instrumentalities                                                       No                         No
---------------------------------------------------------------------------------------------------------------------
Money market instruments, such as bankers' acceptances,
certificates of deposit or repurchase agreements                                    No                         No
---------------------------------------------------------------------------------------------------------------------
Securities issued by an open-end investment company (including
the Adviser's clients) and unit investment trusts                                   No                         Yes
---------------------------------------------------------------------------------------------------------------------
Municipal bonds, notes and debentures                                               No                         Yes
---------------------------------------------------------------------------------------------------------------------
Securities and stock options issued by the Adviser, if any                          No                         Yes
---------------------------------------------------------------------------------------------------------------------
Options on a stock market index, foreign currency, etc.                             No                         Yes
---------------------------------------------------------------------------------------------------------------------
Unregistered or private placement securities                                        Yes                        Yes
---------------------------------------------------------------------------------------------------------------------
Securities issued by a closed-end investment company                                Yes                        Yes
---------------------------------------------------------------------------------------------------------------------
Securities issued or guaranteed by any foreign government,  its
agencies or instrumentalities                                                       No                         No
---------------------------------------------------------------------------------------------------------------------
Variable annuities issued by insurance company separate accounts                    No                         No
---------------------------------------------------------------------------------------------------------------------

All securities other than those described above, including but not limited to:

- corporate bonds, notes and debentures
- equity stock, including common and preferred (and options thereon)                Yes                        Yes
- foreign securities, including ADRS, GDRS, etc.
- limited partnership interests
- rights and warrants
- securities acquired upon the exercise of rights, warrants and options



--------------------------------------------------------------------------------
 Notes:

 The following transactions are exempted from the pre-clearance and/or reporting process, even it the security involved requires pre-clearance and/or reporting:

 - Automatic reinvestment plans for mutual funds and other securities (the initial investment is not exempted from this process)

 -       Purchases and sales that are non-violation

Municipal bonds, notes and debentures are exempted from the pre-clearance requirement provided, the Adviser continues not to have any client account activity in these types of securities.
--------------------------------------------------------------------------------

                                                                       EXHIBIT C

------------------------------------------------------------------------------------------------------------------------------

                                       Employee Report of Holdings In Securities
                                                  Initial/Annual Disclosure of
                                                  Personal Securities Holdings
                                                   (Asset Disclosure Form)
------------------------------------------------------------------------------------------------------------------------------
                                                   (Circle Initial Or Annual)


  Employee:

  Department:

  Date:

  Employee Number:
  I have direct or indirect ownership** Interest in the following securities that are held at the following brokerage/dealers, companies or other institutions:
------------------------------------------------------------------------------------------------------------------------------
  Name of Security   Name & Address: Broker/Dealers, Companies or Other Institutions     Account Number   Account Registration
------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------
                        (Use reverse side to enter additional information.)
   I have identified above all applicable brokerage, company and other institutional accounts in which I have a direct or indirect beneficial ownership interest.
   I understand that I must contact the Compliance Officer or designee at the time an account is closed and/or new account is opened.

   Signature:  ______________________



                                      C-1





-------------------------------------------------------------------------------

   **Accounts for which you have a direct or indirect beneficial ownership interest include, for example, your own accounts as well as accounts of your spouse and/or minor children, adults living in your home, and trusts for which you are trustee or in which you have a beneficial ownership interest. Please call the Compliance Officer or designee if you are unsure if you have a beneficial ownership interest in a brokerage account.

-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------

                                                                      EXHIBIT D


                   (Privileged And Confidential Information)





                              LEPERCQ, de NEUFLIZE
                               & CO. INCORPORATED

                                 CODE OF ETHICS
                           INITIAL ACKNOWLEDGMENT FORM

        I have read Lepercq, de Neuflize & Co. Incorporated Code of Ethics, the Policy Statement on Insider Trading and the related Procedures, and I understand the requirements thereof. I certify that I will comply with the above. I understand that any violation of the Policy Statement on Insider Trading or the Code and the related Procedures may lead to sanctions or other significant remedial action.


Print Name





Signature





Date

                              LEPERCQ, de NEUFLIZE

                               & CO. INCORPORATED



                                 CODE OF ETHICS

                           INITIAL ACKNOWLEDGMENT FORM

                              (Investment Persons)


        I have read Lepercq, de Neuflize & Co. Incorporated's Code of Ethics, the Policy Statement on Insider Trading and the related Procedures, and I understand the requirements thereof. I certify that I will comply with the above. I understand that any violation of the Policy Statement on Insider Trading or the Code and the related Procedures may lead to sanctions or other significant remedial action. I understand that I may also be subject to disgorgement proceedings for any short-term transactions that I may conduct that are inconsistent with Sections V.L. and V.M. of the Code.


        I have disclosed to the Compliance Officer or designee all personal securities holdings for which I have direct or indirect beneficial ownership and I will continue to do so on an annual basis as long as I am employed with Lepercq, de Neuflize & Co. Incorporated or any of its affiliates, and I will continue to keep this information current with the Compliance Officer or designee.


        I understand that there are prohibitions, restrictions and blackout periods on certain types of securities transactions and that I am prohibited from acquiring any securities in an initial public offering (IPO).


Print Name





Signature





Date

                                                                     Exhibit E


                    (Privileged And Confidential Information)





                              LEPERCQ, de NEUFLIZE


                               & CO. INCORPORATED





                                 CODE OF ETHICS


                           ANNUAL ACKNOWLEDGMENT FORM


I have read Lepercq, de Neuflize & Co. Incorporated's Code of Ethics, the Policy Statement on Insider Trading and the related Procedures. I understand the requirements thereof, and except as otherwise disclosed to the Compliance Officer or designee, I certify that I have, to date, complied with and will continue to comply with such requirements. I understand that any violation of the Policy Statement on Insider Trading or the Code and the related Procedures may lead to sanctions or significant remedial action.





Print Name
            --------------------------




Signature
           ---------------------------




Date
      --------------------------------

                    (Privileged And Confidential Information)




                              LEPERCQ, de NEUFLIZE
                               & CO. INCORPORATED


                                 CODE OF ETHICS


                           ANNUAL ACKNOWLEDGMENT FORM
                              (Investment Persons)

I have read Lepercq, de Neuflize & Co. Incorporated's Code of Ethics, the Policy Statement on Insider Trading and the related Procedures. I understand the requirements thereof, and except as otherwise disclosed to the Compliance Officer or designee, I certify that I have, to date, complied with, and will continue to comply with, such requirements. I understand' that any violation of the Policy Statement on Insider Trading or the Code and the related Procedures may lead to sanctions or significant remedial action. I understand that I may also be subject to disgorgement proceedings for any short-term transactions that I may conduct that are inconsistent with Sections V.L. and V.M. of the Code


In addition, I have reported or disclosed all personal securities transactions required to be reported or disclosed pursuant to the requirements of the Code and the related Procedures. I have reported to the Compliance Officer or designee all additions and/or deletions of accounts for reportable securities for which I have direct or indirect beneficial ownership held at broker/dealers, companies or other institutions. I have disclosed all personal securities for which I have direct or indirect beneficial ownership. I will continue to do so on an annual basis as long as I am employed by Lepercq, de Neuflize & Co. Incorporated or its affiliates.


I understand that there are prohibitions, restrictions and blackout periods on certain types of securities transactions and that I am prohibited from acquiring any securities in an initial public offering (IPO).


Print Name
            --------------------------




Signature
           ---------------------------




Date
      --------------------------------

                                                                      Exhibit F





                                   MEMORANDUM


 To:           Compliance Officer or designee


 From:


        (Please print or type)


 Date:


 Subject:      Personal Securities Transaction Report*


This Personal Securities Transaction Report ("Report") is submitted pursuant to the Procedures under Lepercq, de Neuflize & Co. Incorporated's Code of Ethics. The table below lists information with respect to purchases or sales in any reportable security in which I may be deemed to have a direct or indirect beneficial ownership interest. I understand that I may have direct or indirect beneficial ownership of securities of which certain other persons are the record owners as well as securities of which I am the record owner, and I have included transactions in such securities in this Report where applicable. I also understand that I am not required to include in this Report transactions effected for any account over which I do not have any direct or indirect beneficial interest, influence or control.


I hereby certify that:


 1. I am fully familiar with the Code of Ethics and the related Procedures and the Policy Statement on Insider Trading of Lepercq, de Neuflize & Co. Incorporated.


 2. To the best of my knowledge, the information furnished in this Report is complete, true and correct.


         Employee Signature



---------------------------------------------------------------------------------------------------------------------------------
Date of                 Issuer        Title of        Shares or        **Nature of        Price/         Broker,
Transaction                           Securities      Principal        Transaction         Unit          Dealer
                                                      Amount                                             or Bank        ***
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------



 * Important Note: This Report is due no later than 10 calendar days after the trade date. The trade date is counted as the first day.


 **      Purchase, sale, other type of disposition or acquisition.


 *** Enter three stars in this column, if you wish to disclaim beneficial ownership of any security listed on this Report.

                                                                      Exhibit G

      Procedures For The Pre-Clearance Of Personal Securities Transactions


        1.     Securities Transactions Requiring Pre-Clearance


               Employees who are deemed to be access persons desiring to purchase or sell a security requiring prior approval must request approval from the Compliance Officer or designee prior to execution of such transaction. (Note: Pre-clearance is also required for transactions in securities requiring prior approval whenever an employee has or acquires a beneficial ownership interest in such security.) Failure to obtain pre-clearance when required will generally be considered a violation of these Procedures.


               Employees are encouraged to seek pre-clearance for all of their transactions in reportable securities; however, pre-clearance is required only for transactions in securities requiring prior approval. Exhibit B summarizes the difference between reportable securities and securities requiring prior approval.


        2.     Pre-Clearance Procedure


               The procedure described below shall be followed in order to ascertain whether a proposed personal securities transaction by an employee should be approved or disapproved. Employees should recognize that this procedure is designed to provide legal protection to the Adviser, its clients and employees.


               i.     Completion of Part I of Pre-Clearance Form


                      Requests for the pre-clearance of securities transactions shall be documented by completion of the Pre-Clearance Form (see Exhibit H). The employee seeking to purchase or sell a security requiring prior approval shall complete
                      Part I of the form in full and submit it to the Compliance Officer or designee or designee, and shall provide all of the information required by Part I of the form.)


               ii.    Completion of Part II of Pre-Clearance Form


                      The Compliance Officer or designee shall review the information in Part I of the Pre-Clearance Form for completeness. If the proposed transaction requires pre-clearance, or the employee seeks preclearance even though it is not required, the Compliance Officer or designee or designee works with the Investments Department to complete Part II of the form.


                      Part II of the Pre-Clearance Form is completed for the purpose of ascertaining whether there are any potential conflicts of interest between recent or anticipated securities transactions in client accounts and proposed transactions by employees. However, the Adviser believes that before an employee engages in any securities transaction, such employee has a duty to determine that the proposed transaction would not be in conflict with recent or proposed securities transactions in client accounts and would otherwise be in compliance with the Code and these Procedures.

        3.     Considerations During the Pre-Clearance Process


               i.     Anticipated Client Account Trades


                      For access persons if any client account is considering the purchase of the same or equivalent security, the Compliance Officer or designee disapproves the proposed transaction if it is a purchase of the same or equivalent security of the same issuer. If any client account is considering the sale of the same or equivalent security, the Compliance Officer or designee disapproves the transaction if it is a sale of the same or equivalent security of the same issuer.


               ii.    Parallel Transactions


                      For access persons if a client account has recently purchased a security, ordinarily there is no reason for the Compliance Officer or designee to disapprove a subsequent purchase of the same or equivalent security of the same issuer, provided all client account transactions have taken precedence over the employee's proposed transaction and there are no anticipated client account transactions in the same or equivalent security of the same issuer. Likewise, if a client account has recently sold a security, ordinarily there is no reason for the Compliance Officer or designee to disapprove a subsequent sale of the same or equivalent security, so long as there are no anticipated client account transactions in the same or equivalent security of the same issuer. Investment persons are subject to the seven-day blackout period on all proposed transactions as described in Section II.C.4. below.


               iii.   Opposite Transactions


                      If any client account has, within the past seven calendar days, sold the same or equivalent security of the same issuer, the Compliance Officer or designee disapproves the access person's proposed security transaction if it is a purchase. If any client account has, within the past seven calendar days, purchased the same or equivalent security of the same issuer, the Compliance Officer or designee disapproves the access person's transaction if it is a sale. Investment persons are subject to the seven-day blackout period on all proposed transactions as described in Section H.C.4. below.


                      Depending on the circumstances in each case, it may be appropriate for the Compliance Officer or designee to impose a "cooling-off period" longer or shorter than the seven-day period described above. Some of these circumstances could include whether the security is thinly traded, the number and dollar volume of transactions of employees and client accounts, and the employee's involvement in the investment process. (Note: The day of the last client account trade is counted as the first day of this seven day period.)

               iv.    Blackout Periods


                      A.   Same Day


                           Access persons are prohibited from executing a securities transaction on any day during which a client account has a pending "buy" or "sell" order in that same or equivalent security until that order is executed or withdrawn. "Pending" shall mean that the Adviser is awaiting confirmation of the client's "buy" or "sell" order for that day.


                      B.   Seven-Day


                           Investment persons are prohibited from buying or selling a security within at least seven calendar days before or after a client account trades in the same or equivalent security. (Note: The day of the last client account trade is counted as the first day of this seven calendar day period.)


                           If any client account purchases or sells a security within seven days before or after a trade by an investment person, the Compliance Officer or designee has the authority to require that the employee's trade be unwound or canceled. The Compliance Officer or designee shall require that the employee take such action as necessary to unwind, reverse or disgorge such securities. The Compliance Officer or designee shall direct the employee to relinquish any profits obtained as a result of unwinding or canceling the trade. Any losses or associated commissions realized on trades within the prescribed period are the responsibility of the employee who executed the trade during a blackout period and as a result had to unwind or cancel the trade.


                      C.   60-Day


                           Investment persons are prohibited from profiting in the purchase and voluntary sale, or sale and voluntary purchase, of the same or equivalent security within 60 calendar days of a trade by any client account.


                           If such employee purchases and sells the same or equivalent security or other property of the same issuer during this 60-day blackout period, the Compliance Officer or designee shall direct the employee to relinquish any profits obtained from such short-term transactions. The Compliance Officer or designee may adopt rules providing for exceptions upon application on a case-by case basis.


                      D.   Conflict of Interest Monitoring


                           All personal trades executed by access persons will be monitored by the Compliance Officer or designee for current and future conflicts of interest with client accounts.

        4.     Options


        Any transaction in an option by an access person will require pre-clearance by the Compliance Officer or designee and may be approved but only if there are no apparent conflicts of interest as a result of the pre-clearance process.


        As described previously, an option relating to common stock will be treated as an "equity security" for purposes of the pre-clearance process. If the employee has sought preclearance for an options transaction, the Compliance Officer or designee reminds the employee that pre-clearance is required for both the opening and closing transaction. He/She also advises the employee that if the opening transaction is approved, the closing transaction could be difficult to approve due to apparent conflicts of interest or competing obligations that arise after the time the employee's opening transaction was approved. In cases where the preclearance process indicates that bona fide, apparent conflicts of interest exist or where obligations to client accounts appear to be in competition with the securities transactions of employees, the first preference and priority must be given to transactions of client accounts. Consequently, the approval of options transactions can be delayed in order to establish that first preference and priority has been given to client accounts. Effectively, therefore, options transactions take on an added element of risk -- the rapidly declining time value of options is coupled with the need, in some cases, to delay closing transactions of individuals to ensure that first preference and priority is given to the execution of any pending client account transactions.


        Because of the foregoing, employees must recognize that closing options transactions can be disapproved or delayed in certain cases and that additional risks can therefore result from engaging in options transactions.


        5.      Initial Public Offering (IPOs)


                Investment persons may not acquire direct or indirect beneficial ownership or otherwise purchase securities issued during an IPO.


        6.      Private Placements


                Investment persons are prohibited from acquiring an unregistered security issued in a private placement without the prior written approval of the Compliance Officer or designee. Under normal circumstances, such approval will not be withheld if the employee demonstrates in writing that: (1) the investment is not suitable for one or more of the Adviser's clients, (2) the investment opportunity was unique to the individual circumstances of the employee, (3) the investment did not involve employment with the Adviser or its affiliated broker-dealer as a consideration by the offeree, and (4) no overreaching would or could occur. Investment persons who have been authorized to acquire securities in a private placement must disclose such investment to the Investment Policy Committee when such investment person plays a part in any subsequent consideration of any investment in the issuer by a client account and that the client's decision to purchase securities of the issuer should be subject to an independent review by the Committee.

        7.      Non-Investment Grade Corporate Bonds

                If an access person wishes to purchase a corporate bond that is held in one or more client accounts and which is currently not rated or rated less than investment grade, the Compliance Officer or designee disapproves the proposed transaction. (For further details, see Section IV.J. of the Procedures adopted under the Code.)


                8.     Approval


                Unless the employee's proposed transaction has been disapproved, the Compliance Officer or designee indicates his approval of the transaction by signing the Pre-Clearance Form L The form is kept on file in the Compliance Office, as required under Section VI.B. of the Procedures.


                Ordinarily, the securities transactions of employees will be disapproved if they fail to meet the foregoing approval criteria. However, in some circumstances it may be appropriate for a securities transaction to be approved even though one or more of the above criterion indicates that the transaction should be disapproved. In such cases, the reason for justifying such a trade will be described in the "Comments" section of the Pre-Clearance Form or on a supplemental sheet to the form.


        9.      Approval Period


                Execution of an approved securities transaction is permissible through the date indicated in Part I of the Pre-Clearance Form, provided that, ordinarily, execution shall be effected no later than the day following the date of the request for pre-clearance.


        10.     Procedure for Appealing Disapproved Securities Transactions


                If any employee believes that a disapproved securities transaction should have been approved, he/she may appeal the decision of the Compliance Officer or designee by presenting a written request for approval to the Chief Executive Officer of the Adviser.

                                                                       Exhibit H


                Pre-Clearance of Personal Securities Transactions


    (Note: Execution of all approved transactions should be effected no later than the following the date of request for prior approval.)


PART 1: To be completed by Lepercq, de Neuflize & Co. Incorporated employee seeking pre-clearance.




---------------------------------------------------------------------------------------------------------------------------
1a.            Employee Name:
---------------------------------------------------------------------------------------------------------------------------
2.             Department:
---------------------------------------------------------------------------------------------------------------------------
3.             Phone #:
---------------------------------------------------------------------------------------------------------------------------
4.             Date of Request:
---------------------------------------------------------------------------------------------------------------------------
5.             Name of Issuer/Security:
---------------------------------------------------------------------------------------------------------------------------
5a.            Quantity (specify Par/Shares/Contracts):
---------------------------------------------------------------------------------------------------------------------------
5b.            Is this a purchase or sell transaction?
---------------------------------------------------------------------------------------------------------------------------
5c.            Security Type (common, option, bond etc.):
---------------------------------------------------------------------------------------------------------------------------
5d.            CUSIP Number and TICKER Symbol:
---------------------------------------------------------------------------------------------------------------------------
5e.            Is this security a new issue (IPO)?
---------------------------------------------------------------------------------------------------------------------------
5e.            Is this an unregistered or private placement security?
---------------------------------------------------------------------------------------------------------------------------
5f.            Is this security a corporate bond that is unrated below investment grade?
---------------------------------------------------------------------------------------------------------------------------
6.             Have you purchased or sold equivalent securities, of the same issuer, within the past 60 calendar days
----------------------------------------------------------------------------------------------------------------------------
7.             Date by which proposed transaction is to be completed:
---------------------------------------------------------------------------------------------------------------------------
8.             Name of broker/dealer to provide duplicate confirmation to Compliance Office:

---------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
 Employee Certification:

 To the best of my knowledge, no Lepercq, de Neuflize & Co. Incorporated client account is considering the purchase or sale of the same (or equivalent) securities of this issuer.

 I have read Lepercq, de Neuflize & Co. Incorporated's Code of Ethics and related Procedures and the Policy Statement on Insider Trading within the past year, and I believe that this transaction complies with Lepercq, de Neuflize & Co. Incorporated's Code and related Procedures and with the Statement of Policy on Insider Trading.

 Employee's Signature:
                        ----------------------
--------------------------------------------------------------------------------







         Pre-Clearance of Personal Securities Transactions


   Part II: To be completed by Compliance Officer or designee and Trading Desk

------------------------------------------------------------------------------------------------
 CUSIP Number or TICKER Symbol:
------------------------------------------------------------------------------------------------
 Issuer/Issuer/Security Name:
------------------------------------------------------------------------------------------------

     ------------------------------------------------------------------------------------------
1.     Have any transaction involving this security been made in any Lepercq, de Neuflize & Co.
       Incorporated client account within the last 15 days?
     ------------------------------------------------------------------------------------------
2.     Are there any pending or anticipated transactions by any Lepercq, de Neuflize & Co.
       Incorporated client account involving this security?
     ------------------------------------------------------------------------------------------
3.     Do any Lepercq, de Neuflize & Co. Incorporated client accounts currently hold this security? If, Yes,
     ------------------------------------------------------------------------------------------
     ------------------------------------------------------------------------------------------
4.    (a) Qty Held (b) Date and (c) Type ("P" or "S") of last transaction/ (d) "*" if any transaction is pending
     ------------------------------------------------------------------------------------------

     ------------------------------------------------------------------------------------------

     ------------------------------------------------------------------------------------------

     ------------------------------------------------------------------------------------------

     ------------------------------------------------------------------------------------------

     ------------------------------------------------------------------------------------------

     ------------------------------------------------------------------------------------------

5.             Reviewed By:
                              ------------------------
                                (Head Trader)                        (Date)

6.            Approved By:
                             -------------------------
                                (Compliance Officer)                 (Date)

7.
     ---------------------------------------------------------------------------
        Comments:




     ---------------------------------------------------------------------------
                                      H-2